As filed with the Securities and Exchange Commission on February 18, 2010.
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
PFSweb, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	75-2837058 (I.R.S. Employer Identification No.)
500 North Central Expressway, Plano, Texas 75074
(Address of Principal Executive Offices, Including Zip Code)
2005 Employee Stock and Incentive Plan
Non-Employee Director Stock Option and Retainer Plan
(Full Title of the Plans)
THOMAS J. MADDEN
Chief Financial Officer
PFSweb, Inc.
500 North Central Expressway, Plano, Texas 75074
(972) 881-2900
(Name, Address and Telephone Number of Agent for Service)
Copies To:
Morris Bienenfeld, Esq.
Wolff & Samson PC
One Boland Drive
West Orange, New Jersey 07052
(973) 530-2013
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

			Proposed Maximum	Proposed Maximum
Title of Securities to be	Amount to		Offering Price Per	Aggregate Offering		Amount of
Registered	be Registered (7)		Share	Price		Registration Fee

Common Stock, par value $0.001 per share	1,200,000	(1)	$2.85(2)	$3,420,000	(2)	$244

Common Stock, par value $0.001 per share	103,670	(3)	$2.85(5)	$ 295,460	(5)	$ 21

Common Stock, par value $0.001 per share	51,060	(4)	$3.78(6)	$ 193,007	(6)	$ 14

Total						$279

(1)
Amount to be registered consists of 1,200,000 shares of PFSweb, Inc.’s common stock to be issued pursuant to the grant or exercise of awards under the PFSweb, Inc. 2005 Employee Stock and Incentive Plan, as amended effective as of June 5, 2009 (as amended, the “Incentive Plan”).

(2)
Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the registration fee calculation for unissued options and/or shares of common stock to be issued under the Incentive Plan is based on the average of the high and low sales prices of PFSweb, Inc.’s common stock as reported on the Nasdaq Capital Market on February 11, 2010.

(3)
Amount to be registered consists of 103,670 shares of PFSweb, Inc.’s common stock to be issued pursuant to the grant or exercise of awards under the PFSweb, Inc. Non-Employee Director Stock Option and Retainer Plan, as amended effective as of June 5, 2009 (as amended, the “Outside Director Plan”).

(4)	Amount to be registered consists of 51,060 shares of PFSweb, Inc.’s common stock to be issued pursuant to the exercise of outstanding stock options issued under the Outside Director Plan.

(5)
Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the registration fee calculation for unissued options and/or shares of common stock to be issued under the Outside Director Plan is based on the average of the high and low sales prices of PFSweb, Inc.’s common stock as reported on the Nasdaq Capital Market on February 11, 2010.

(6)
Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the registration fee calculation for 51,060 outstanding stock options issued under the Outside Director Plan is based upon the price at which the options may be exercised.

(7)
This registration statement shall also cover any additional shares of common stock which become issuable under any of the above described plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

EXPLANATORY NOTE
PURSUANT TO GENERAL INSTRUCTION E
TO FORM S-8
          This Registration Statement is being filed to increase the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plans is effective. All share numbers herein reflect the 4.7 to 1 reverse stock split effected in June 2008.
          The Incentive Plan amended and restated the PFSweb, Inc. 1999 Stock Option Plan under which 1,223,404 shares of PFSweb, Inc. common stock were registered on Form S-8 on June 23, 2000 (File No. 333-40020) and includes 531,915 shares of common stock registered on Form S-8 on September 21, 2005 (File No. 333-128486). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of such Registration Statements.
          The Outside Director Plan includes 53,191 shares of PFSweb, Inc. common stock registered on Form S-8 on June 23, 2000 (File No. 333-40020). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of such Registration Statement.

PART II
Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-5
EX-23.1
EX-23.2

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 8. Exhibits.
               The following are filed as exhibits to this registration statement.

Exhibit	Description

5	Opinion of Wolff & Samson PC, Counsel to the Company

23.1	Consent of KPMG LLP

23.2	Consent of Grant Thornton LLP

23.3	Consent of Wolff & Samson PC (included in Exhibit No. 5)

24	Power of Attorney (included on the signature page)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on February 18, 2010.

PFSWEB, INC.
By:	/s/ Thomas J. Madden
Thomas J. Madden, Vice President- Finance

          Each person whose signature to this Registration Statement appears below hereby appoints Thomas J. Madden as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as a part of or in connection with this Registration Statement or the amendments thereto, and the attorney-in-fact, or either of them, may make such changes and additions to this Registration Statement as the attorney-in-fact, or either of them, may deem necessary or appropriate.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Mark C. Layton	Chairman of the Board, President, and	February 18, 2010
	Mark C. Layton	Chief Executive Officer (Principal Executive Officer)

By:	/s/ Thomas J. Madden	Executive Vice President, Chief	February 18, 2010
	Thomas J. Madden	Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)

By:	/s/ David Beatson	Director	February 18, 2010
David Beatson

By:	/s/ Timothy M. Murray	Director	February 18, 2010
Timothy M. Murray

By:	/s/ James F. Reilly	Director	February 18, 2010
James F. Reilly

By:	/s/ Neil Jacobs	Director	February 18, 2010
Neil Jacobs

EXHIBIT INDEX

Exhibit
Page	Description

5	Opinion of Wolff & Samson PC, Counsel to the Company

23.1	Consent of KPMG LLP

23.2	Consent of Grant Thornton LLP

23.3	Consent of Wolff & Samson PC (included in Exhibit No. 5)

24	Power of Attorney (included on the signature page)